AMENDMENT TO TERMS AND CONDITIONS OF EMPLOYMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made on 26 January 2022, by and between **FIS Capital Markets UK Limited** ("FIS Capital Markets"), and **Martin Boyd** (the "Employee") and amends the Terms and Conditions of Employment dated April 18, 2018 (as previously amended, the "Agreement"). Unless expressly amended herein. the terms of the Agreement remain in full force and effect. In consideration of the mutual covenants and agreements set forth herein, the parties agree that with effect from January 31, 2022:

1. Section 14.3(d) of the Agreement is deleted.

2. Following the transfer of the business and employees of FIS Systems Limited as a going concern, with effect from 1 December 2020 the Employee is an employee of FIS Capital Markets and the Agreement shall have effect between the Employee and FIS Capital Markets.

IN WITNESS WHEREOF the parties have executed this Amendment as a Deed on the date first set forth above.

FIS CAPITAL MARKETS UK LIMITED

By: [signature]
Its: Corporate Executive Vice President, Chief Legal Officer

Signed as a Deed by MARTIN BOYD

[signature]

In the presence of: Usha A. Lalloo

[signature]
Signature of Witness

Name, Address and Occupation of Witness
Usha A. Lalloo
9 North Ln
Glen Cove NY 11542

AGREEMENT ON TREATMENT OF EQUITY ON TERMINATION

This Agreement is made on January 26, 2022, by and between **Fidelity National Information Services, Inc.** ("FIS" or "Company"), and **Martin Boyd** (the "Employee") In consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

With effect from January 31, 2022 (the "Effective Date"), if the Company exercises its right to terminate the Employee's employment without Cause or the Employee terminates his employment with Good Reason, all stock options, restricted stock units, performance stock units and other equity-based incentive awards granted by Company ("Employee Equity") that were outstanding but not vested as of the Date of Termination shall become vested and/or payable in accordance with the terms of, and dates specified in, the applicable grant agreements (including the achievement of any stated performance metrics for a given performance period), subject to and contingent upon Employee's continued compliance with the non-competition and non-solicitation covenants in the respective grant agreements and any post-termination obligations to which the Employee is subject under the terms of his employment agreement.

For the purpose of this Agreement, the terms 'Cause' and 'Good Reason' shall have the meaning ascribed in the Terms and Conditions of Employment dated April 18, 2018.

Any dispute on the treatment of any Employee Equity shall be determined pursuant to the governing law and dispute resolution clauses contained in the relevant Employee Equity plans and applicable grant agreements.

IN WITNESS WHEREOF the parties have executed this Agreement as a Deed on the date first set forth above.

FIDELITY NATIONAL INFORMATION SERVICES, INC

By: [signature]

Its: Corporate Executive Vice President, Chief Legal Officer

Signed as a Deed by MARTIN BOYD

[signature]

In the presence of: Usha A. Lalloo

[signature]

Signature of Witness

Name, Address and Occupation of Witness

Usha A. Lalloo
9 North Ln.
Glen Cove N.Y. 11542